UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 12, 2025

GUARDANT HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38683	45-4139254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
3100 Hanover Street
Palo Alto, California 94304
(Address of principal executive offices) (Zip Code)
855-698-8887
(Registrant’s telephone number, include area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	GH	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 12, 2025, the Board of Directors (the “Board”) of Guardant Health, Inc. (the “Company”) increased the number of directors on the Board to 11 and appointed Alex M. Azar II, former United States Secretary of Health and Human Services, as a Class III director of the Company, to be effective as of September 12, 2025. Secretary Azar will serve on the Board for a term expiring at the 2027 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. In connection with his appointment to the Board, Secretary Azar was appointed to the nominating and corporate governance committee of the Board.
Secretary Azar has been an Adjunct Professor and Distinguished Executive-in-Residence at the Herbert Business School of the University of Miami since 2021. From 2018 to 2021, Secretary Azar served as the 24th Secretary of the U.S. Department of Health and Human Services. Prior to serving as Secretary, Mr. Azar held several other executive roles including President of the U.S. affiliate of Eli Lilly and Company, Deputy Secretary and General Counsel for the Department of Health and Human Services, and Partner at Wiley Rein LLP. He received a Bachelor of Arts degree in Government and Economics from Dartmouth College and a J.D. from Yale Law School.
Secretary Azar will receive the standard compensation paid by the Company to all of its non-employee directors under the Company’s Amended Non-Employee Director Compensation Program (the “Program”). Pursuant to the Program, Secretary Azar will receive a stock option award and restricted stock unit award, each with a value of $362,500 (collectively, the “Initial Awards”). Each of the Initial Awards will vest with respect to one-fourth (1/4th) of the shares subject thereto on the first anniversary of Secretary Azar’s appointment to the Board, and as to the remaining three-fourths (3/4ths) of the shares subject thereto on each monthly anniversary of Secretary Azar’s appointment to the Board during the three-year period thereafter, subject to continued service through the applicable vesting date.
In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with Secretary Azar, which will require the Company to indemnify him against certain liabilities that may arise as result of his status or service as a director. The description of Secretary Azar’s indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on September 18, 2018 as Exhibit 10.8.
There are no arrangements or understandings between Secretary Azar and any other person pursuant to which he was selected as a director, nor are there any transactions in which Secretary Azar has an interest that would be reportable under Item 404(a) of Regulation S-K.
On September 15, 2025, the Company issued a press release announcing Secretary Azar’s appointment to the Board, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Guardant Health, Inc., dated September 15, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDANT HEALTH, INC.

Date:	September 15, 2025	By:	/s/ John G. Saia
John G. Saia
Chief Legal Officer and Corporate Secretary